UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 23, 2008

GLOBAL CLEAN ENERGY HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Utah

(State of Incorporation)

000-12627	87-0407858
(Commission File Number)	(I.R.S. Employer Identification No.)

6033 W. Century Blvd, Suite 1090, Los Angeles, California	90045
(Address of Principal Executive Offices)	(Zip Code)

(310) 670-7911
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 1.01 ENTRY INTO A MATERIAL AGREEMENT

Effective April 23, 2008, Global Clean Energy Holdings, Inc. (the “Company”) entered into a limited liability company agreement (“LLC Agreement”) for GCE Mexico I, LLC, a Delaware limited liability company (“GCE LLC”), with six other investors unaffiliated with the Company (such investors, collectively, “Investors”).

Purpose of GCE LLC

Pursuant to the LLC Agreement, GCE LLC was organized primarily to acquire land (the “Jatropha Farm”), directly or through subsidiaries, located in the State of Yucatan in Mexico to be used primarily for the (i) cultivation of Jatropha curcas, (ii) the marketing and sale of the resulting fruit, seeds, or pre-processed crude Jatropha oil, whether as biodiesel feedstock, biomass or otherwise, and (iii) the sale of carbon value, green fuel value, or renewable energy credit value (and other similar environmental attributes) derived from activities at the Jatropha Farm.

Membership Interests

The LLC Agreement provides for issuance of both 1,000 common and 1,000 preferred membership interests or units, and pursuant thereto, the Company was issued 500 common membership units, comprising 50% of the issued and outstanding membership units of GCE LLC. The remaining 50% in common membership units were issued to the Investors. (The Company and the other members of GCE LLC holding the common membership units are collectively referred to in this Current Report on Form 8-K as “Common Members.”) In addition, an aggregate of 1,000 preferred membership units were issued to Investors (“Preferred Members”).

Pursuant to the LLC Agreement, the Preferred Members will invest approximately $4.2 million in GCE LLC, and will be entitled to a preferential 12% per annum cumulative compounded return on their investment. The $4.2 million in proceeds will be used to acquire the Jatropha Farm and fund the development and operations of the Jatropha Farm.

Board of Directors; Manager

GCE LLC will be managed under the supervision of a board of directors (the “Board”) comprising four members, two of whom will be appointed by the Company, and the remainder by each Preferred Member. However, a manager appointed by the Board shall manage the day-to-day operations of GCE LLC. Pursuant to the LLC Agreement, the Board has appointed the Company to serve as the initial manager. The Company will not receive any compensation for its services as manager of GCE LLC, although GCE LLC is required to reimburse the Company for any expenses incurred in connection with its management of GCE LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2008	GLOBAL CLEAN ENERGY HOLDINGS, INC. By:/s/ BRUCE K. NELSON Bruce K. Nelson, Chief Financial Officer